Exhibit 99.1

Contact: James M. Powers, Jr.
President and CEO
iLinc Communications, Inc.
602-952-1200

iLINC PROVIDES AeA PRESENTATION AND DISCUSSION OF PROSPECTS

PHOENIX, Arizona (May 4, 2007) - iLinc Communications, Inc. (AMEX:ILC), a leading developer of Web conferencing software and audio conferencing solutions, today provided to investors a preview of the presentation to be provided at the upcoming AeA Micro Capital Conference.

James M. Powers, Jr., President and Chief Executive Officer of iLinc Communications, commented, “We hope investors take the time to review the presentation attached to our 8-K and take a fresh look at iLinc. During fiscal 2007 we took steps to strengthen our direct sales staff, including the addition of new sales leadership. Our strengthened direct sales team is in place and is providing new sales trends and Q1 results that give us objective confidence in our market position and more importantly, visibility to meaningful top-line growth. The announcement of Cisco’s acquisition of WebEx served to validate the industry and open new doors for iLinc to customers and partners alike. But that same shockwave also caused a pause in buying decisions with certain potential customers. Now that the market has better digested the WebEx announcement, we see advancing interest in iLinc as an alternative to Microsoft and Cisco. Specifically, several meaningful transactions that were expected to close in Q4 slipped into this fiscal year, a known symptom of software sales. While we achieved record sales bookings from our internal direct sales group, they were not sufficient to drive total revenue to anticipated levels for Q4. But with that pause now behind us, we are already ahead in Q1 and our growing pipeline puts us well down the road for Fiscal 2008.”

James L. Dunn, Jr., Sr. Vice President and CFO, indicated that, “Fiscal 2007 was truly a turn-around year for iLinc. Last year at this same conference we established the goal of financial stability and ultimately, profitability. We are proud of our ability to achieve those goals with the tools at hand. We look to Fiscal 2008 as our year of growth. More importantly, the operational and sales infrastructure we now have in place means that as we achieve top-line growth, we will also see bottom-line gains. The narrow profit posted in Fiscal 2007 should not be perceived as a choice between growth and profits; or that growth has been stymied. Because we sell very high margin software on top of a flattened cost structure, we expect to achieve growth at the operational income level that reflects the high margin leverage that is available, but yet untapped.”

Dr. Powers continued, “To further support growth, late in Fiscal 2007 we added new distribution channels that are just now providing meaningful contributions to revenue and the bottom-line. From one of our resellers we crossed a sales milestone by adding 1,000 customers in less than six months. Our indirect channel is now providing recurring subscription revenue that will continue to ramp up in Fiscal 2008.”

The Company’s AeA presentation and this press release is attached to the 8-K on file with the SEC and is available for viewing by accessing the Company’s website at www.ilinc.com

About iLinc Communications, Inc.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing solutions for highly secure and cost-effective online meetings, presentations, and training sessions. Our technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel. We make it better than being there. We do so by providing an award-winning, enterprise-wide suite of Web, audio, and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry’s most flexible pricing models, we give you the power to choose an installed, hosted, or hybrid solution - whichever model delivers the highest ROI for your particular business. More information about the Phoenix-based Company may be found on the Web at www.iLinc.com.

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Factors that could contribute to such differences are disclosed in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates and expectations as of the date of the press release, and subsequent events and developments may cause the Company’s estimates and expectations to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates and expectations of its future financial performance as of any date subsequent to the date of this press release.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc, ConferenceLinc, SupportLinc, EventPlus, On-Demand, iReduce, iLinc Enterprise Unlimited and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.